Tidewater to Present at the Jefferies 2012 Global Energy Conference

NEW ORLEANS, November 16, 2012 – Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Jefferies 2012 Global Energy Conference in Houston, Texas on Wednesday, November 28, 2012, at approximately 9:00 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on November 28, 2012, at approximately 10:00 a.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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